EXHIBIT 10.3

AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated as of May 14, 2008 (this “Amendment”), of that certain Credit Agreement referenced below is by and among DIRECTV Holdings LLC, a Delaware limited liability company (the “Borrower”), the Guarantors and Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent.

W I T N E S S E T H

WHEREAS, pursuant to the terms and conditions of that certain Credit Agreement, dated as of April 13, 2005 (as amended, restated, increased, supplemented and otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Guarantors identified therein, the Lenders from time to time party thereto, and Bank of America, N.A., as the Administrative Agent and Collateral Agent, the Lenders have provided to the Borrower a $500 million revolving credit facility, a Tranche A Term Loan in an initial aggregate principal amount of $500 million, a Tranche B Term Loan in an initial aggregate principal amount of $1.5 billion and a Tranche C Term Loan in an aggregate original principal amount of up to $1 billion.

WHEREAS, the Borrower has requested certain modifications to the terms of the Credit Agreement; and

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

2.             Amendments to Credit Agreement.  The Credit Agreement is amended in the following respects:

2.1          The following definitions are added to Section 1.01 or, if already contained therein, amended to read as follows:

“Aggregate Commitments” means the aggregate principal amount of the Revolving Commitments and Term Loan Commitments.

“Amendment No. 1 Effectiveness Date” means the date on which Amendment No. 1 shall become effective, being on or about May 14, 2008.

“Commitment Percentage” means the Revolving Commitment Percentage, the Tranche A Term Loan Commitment Percentage, the Tranche B Term Loan Commitment Percentage, the Tranche C Term Loan Commitment Percentage and the commitment percentage for any other term loan established under the Incremental Loan Facilities, as appropriate.

“Commitments” means the Revolving Commitments, the L/C Commitment, the Swingline Commitment and the Term Loan Commitments.

“Controlled Person” has the meaning provided in the defined term “Liberty Media Group”.

“Credit Documents” means this Credit Agreement, the Notes, the Collateral Documents, the Fee Letter, the Issuer Documents, the Joinder Agreements and any Incremental Loan Joinder Agreements.

“Incremental Loan Joinder Agreements” means any Revolving Lender Joinder Agreement, Incremental Tranche A Term Loan Joinder Agreement, the Incremental Tranche B Term Loan Joinder Agreement, the Incremental Tranche C Term Loan Joinder Agreement and any other joinder agreement establishing an Incremental Loan Facility.

“Liberty Media Group” means (a) Liberty Media Corporation, a Delaware corporation, and any of its successors and Affiliates, (b) Greenlady Corporation, a Delaware corporation, and Greenlady II, LLC, a Delaware limited liability company, and their respective subsidiaries, (c) John Malone and any executor, administrator, guardian, conservator or similar legal representative thereof, (b) any member of the immediate family of John Malone, (d) any Person directly or indirectly controlled by one or more of the members of the Malone family described above (a “Controlled Person”), and (d) any Person acting as agent for any Person described in clauses (a) through (d) hereof; provided that a trust and the trustees of such trust shall be deemed to be controlled by any one or more members of the Malone family if a majority of the trustees of such trust are members of the Malone family or may be removed or replaced by any one or more of the members of the Malone family and/or Controlled Persons.

“Outstanding Amount” means, on any date, (a) with respect to Revolving Loans and Swingline Loans, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; (b) with respect to any L/C Obligations, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts and (c) with respect to any Term Loan, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Term Loan as of such date.

“Permitted Holders” means each of (a) Liberty Media Group, (b) Parent and (c) any other Person, directly or indirectly, controlled by any of the foregoing.

“Term Loan” means, collectively or individually, as context requires, the Tranche A Term Loan, the Tranche B Term Loan, the Tranche C Term Loan and any other term loan established under an Incremental Loan Facility.

“Term Loan Commitments” means the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment and the term loan commitments established under any Incremental Loan Facilities, provided that in any case, at any time after funding of the respective incremental term loan, determinations of “Required Lenders” and “Required Tranche C Term Lenders” shall be based on the Outstanding Amount of such incremental term loan.

“Term Loan Termination Date” means, (i) with respect to the Tranche A Term Loan, April 13, 2011, (ii) with respect to the Tranche B Term Loan, April 13, 2013, (iii) with respect to the Tranche C Term Loan, April 13, 2013, and (iv) with respect to any other incremental term loan established under the Incremental Loan Facilities, the final maturity date therefor.

“Term Notes” means the Tranche A Term Notes, the Tranche B Term Notes, Tranche C Term Notes and the promissory note or notes, if any, given to evidence any incremental term loan established under the Incremental Loan Facilities, in each case as amended, restated, modified, supplemented, renewed or replaced.

“Tranche C Term Lenders” means, collectively, (i) Lenders with Tranche C Term Loan Commitments, and (ii) for purposes of determining “Required Tranche C Term Lenders”, Lenders with term loan commitments established under other Incremental Loan Facilities after the Amendment No. 1 Effectiveness Date, in each case, together with successors and permitted assigns.

“Tranche C Term Loan” means (i) the term loan established under Section Section 2.01(f), and (ii) any other term loan established under other Incremental Loan Facilities after the Amendment No. 1 Effectiveness Date.

“Tranche C Term Loan Commitment” means, collectively, with respect to each Tranche C Term Loan Lender, the commitment of such Lender to make (i) the Tranche C Term Loan, and (ii) for purposes of determining “Required Tranche C Term Lenders”, any other incremental term loan established under the Incremental Loan Facilities; provided that, at any time after funding thereof, determinations of “Required Lenders” and “Required Tranche C Term Lenders” shall be based on the outstanding principal amount of such term loans.

“Tranche C Term Loan Commitment Percentage” means, for each Tranche C Term Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is the principal amount of such Lender’s Tranche C Term Loan, and the denominator of which is the Outstanding Amount of the Tranche C Term Loan.  The initial Tranche C Term Loan Commitment Percentages will be set forth in the Tranche C Term Loan Joinder Agreement.  The initial commitment percentages for any other term loan established under the Incremental Loan Facilities after the Amendment No. 1 Effectiveness Date will be set out in the Incremental Loan Joinder Agreement therefor.

“Tranche C Term Loan Committed Amount” means, with respect to each Tranche C Term Lender, the amount of such Lender’s Tranche C Term Loan Commitment.  The initial Tranche C Term Loan Committed Amounts will be set forth in the Tranche C Term Loan Joinder Agreement.

“Tranche C Term Loan Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit 2.01(k), executed and delivered to establish the Tranche C Term Loan or any other incremental term loan under the Incremental Loan Facilities.

2.2          In Section 1.01, the next to last paragraph in the definition of “Applicable Percentage” is amended to read as follows:

The Applicable Percentages for the Tranche C Term Loan will be as provided in the Tranche C Term Loan Joinder Agreement.

2.3          In Section 1.01, the definition of “News Group” is deleted in its entirety.

2.4          In Section 2.01, subsections (f) through (k) are amended to read as follows:

(f)            Tranche C Term Loan.  On or about May 14, 2008, the Lenders with Tranche C Term Loan Commitments have agreed to make a term loan in an aggregate original principal amount of ONE BILLION DOLLARS ($1,000,000,000) to the Borrower in a single advance pursuant to the terms of the Tranche C Term Loan Joinder Agreement given in connection therewith.  The Tranche C Term Loan may consist of Base Rate Loans, Eurodollar Loans or a combination thereof, as the Borrower may request.  Amounts repaid on the Tranche C Term Loan may not be reborrowed.  The interest rate for and repayment of the foregoing Tranche C Term Loan are as provided in the Tranche C Term Loan Joinder Agreement therefor.

(g)           Incremental Loan Facilities.  Any time after the Amendment No. 1 Effectiveness Date, the Borrower may, upon written notice to the Administrative Agent, establish additional credit facilities (collectively, the “Incremental Loan Facilities”) by increasing the Aggregate Revolving Commitments, increasing existing Term Loans hereunder or establishing or increasing new incremental term loans, or some combination thereof; provided that:

(i)            the aggregate principal amount of loans and commitments for all the Incremental Loan Facilities established after the Amendment No. 1 Effectiveness Date will not exceed $1.0 billion;

(ii)           no Default or Event of Default shall have occurred and be continuing or shall result after giving effect to any such Incremental Loan Facility;

(iii)          the conditions to the making of a Credit Extension under Section 5.02 shall be satisfied;

(iv)          the Borrower will provide supporting resolutions, legal opinions, promissory notes and other items as may be reasonably required by the Administrative Agent and the Lenders providing commitments for the Incremental Loan Facilities;

(v)           to the extent reasonably requested by the Administrative Agent, amendments to the Collateral Documents, if any, and related documents and agreements, in each case in a manner reasonably satisfactory to the Administrative Agent; and

(vi)          the parties acknowledge that pricing for any Incremental Loan Facilities that are term loans established after the Amendment No. 1 Effectiveness Date may be higher than pricing currently applicable to the Tranche B Term Loan and the Tranche C Term Loan; provided, that if the all-in-yield, after giving effect to any offering of such incremental term loan at a discount from par or any fees paid to the lenders in connection therewith, exceeds the all-in-yield (as reasonably determined by the Administrative Agent) by more than twenty-five basis points (0.25%) with respect to either the Tranche B Term Loan or the Tranche C Term Loan, then the Applicable Percentage and/or fees payable by the Borrower with respect to the Tranche B Term Loan and the Tranche C Term Loan shall be increased to the extent necessary to cause the all-in-yield with respect thereto to be no more than twenty-five basis points (0.25%) with respect to either of the Tranche B Term Loan or the Tranche C Term Loan less than, in each case, the all-in-yield with respect to such incremental term loan (with the amount and manner of such increase to be determined by the Administrative Agent, in accordance with the foregoing, as of the date of effectiveness of the applicable Incremental Loan Facility).

This Credit Agreement and the other Credit Documents may be amended with the written consent of the Credit Parties and the Administrative Agent for the purpose of including and establishing an Incremental Loan Facility permitted hereunder.

In connection with the establishment of any Incremental Loan Facility, (A) neither BAS nor any co-arranger, if any, hereunder, shall have any obligation to arrange for or assist in arranging for any Incremental Loan Facility without their prior written approval and shall be subject to such conditions, including fee arrangements, as may be provided in connection therewith, (B) none of the Lenders, including Bank of America, shall have any obligation to provide commitments or loans for any Incremental Loan Facility without their prior written approval and (C) Schedule 2.01 will be revised to reflect the Lenders, Loans, Commitments, committed amounts and Commitment Percentages after giving effect to the establishment of any Incremental Loan Facility.

(h)           Establishment of Incremental Revolving Loans.  Subject to Section 2.01(g), the Borrower may establish Incremental Revolving Loans by increasing the Aggregate Revolving Committed Amount hereunder, provided that:

(i)            any new lender providing commitments for the Incremental Revolving Loans must be reasonably acceptable to the Administrative Agent;

(ii)           lenders providing commitments for the Incremental Revolving Loans pursuant to this
Section 2.01(h) will provide a Revolving Lender Joinder Agreement or other agreement reasonably acceptable to the Administrative Agent;

(iii)          additional commitments established for the Incremental Revolving Loans will be in a minimum principal amount of $150 million and integral multiples of $50 million in excess thereof; and

(iv)          if any Revolving Loans are outstanding at the time of any such increase, the Borrower will make such payments and adjustments on the Revolving Loans (including payment of any break-funding amounts owing under Section 3.05) as may be necessary to give effect to the revised commitment amounts and percentages.

Any Incremental Revolving Loan established hereunder shall have terms identical to the Revolving Loans existing on the Closing Date, except for fees payable to Lenders providing commitments for the Incremental Revolving Loan.

(i)            Establishment of Incremental Tranche A Term Loan.  Subject to Section 2.01(g), the Borrower may increase the size of the Tranche A Term Loan by establishing additional Tranche A Term Loan Commitments (an “Incremental Tranche A Term Loan”), provided that:

(i)            any new lender providing commitments for the Incremental Tranche A Term Loan must be reasonably acceptable to the Administrative Agent;

(ii)           lenders providing commitments for the Incremental Tranche A Term Loan pursuant to this Section 2.01(i) will provide an Incremental Tranche A Term Loan Joinder Agreement or other agreement reasonably acceptable to the Administrative Agent;

(iii)          additional commitments established for the Incremental Tranche A Term Loan will be in a minimum principal amount of $150 million and integral multiples of $50 million in excess thereof;

(iv)          the Borrower will make such payments and adjustments on the Tranche A Term Loan (including payment of any break-funding amounts owing under Section 3.05) as may be necessary to give effect to the revised commitment amounts and percentages; and

(v)           in the case of an increase in the amount of the Tranche A Term Loan after the first principal amortization payment date, adjustments will be made to scheduled principal amortization payments provided hereunder, as appropriate, to give effect thereto such that the interest of the Lenders in payments of principal, interest and other amounts will be made on the same basis as for the underlying Tranche A Term Loan, and provided that principal amortization payments made to holders of the Tranche A Term Loan will be not less than that which would have been payable prior to giving effect to any such Incremental Loan Facility.

Any Incremental Tranche A Term Loan established hereunder shall have terms identical to the Tranche A Term Loan existing on the Closing Date, except for upfront fees payable to  Lenders providing commitments for the Incremental Tranche A Term Loan (or original issue discount in respect thereof).

                (j)            Establishment of the Incremental Tranche B Term Loan.  Subject to Section 2.01(g), the Borrower may increase the size of the Tranche B Term Loan by establishing additional Tranche B Term Loan Commitments (an “Incremental Tranche B Term Loan”), provided that:

(i)            any new lender providing commitments for the Incremental Tranche B Term Loan must be reasonably acceptable to the Administrative Agent;

(ii)           lenders providing commitments for the Incremental Tranche B Term Loan pursuant to this Section 2.01(j) will provide an Incremental Tranche B Term Loan Joinder Agreement or other agreement reasonably acceptable to the Administrative Agent;

(iii)          additional commitments established for the Incremental Tranche B Term Loan will be in a minimum principal amount of $150 million and integral multiples of $50 million in excess thereof;

(iv)          the Borrower will make such payments and adjustments on the Tranche B Term Loan (including payment of any break-funding amounts owing under Section 3.05) as may be necessary to give effect to the revised commitment amounts and percentages; and

(v)           in the case of an increase in the amount of the Tranche B Term Loan after the first principal amortization payment date, adjustments will be made to scheduled principal amortization payments provided hereunder, as appropriate, to give effect thereto such that the interest of the Lenders in payments of principal, interest and other amounts will be made on the same basis as for the underlying Tranche B Term Loan, and provided that principal amortization payments made to holders of the Tranche B Term Loan will be not less than that which would have been payable prior to giving effect to any such Incremental Loan Facility.

Any Incremental Tranche B Term Loan established hereunder shall have terms identical to the Tranche B Term Loan existing on the Closing Date, except for upfront fees payable to Lenders providing commitments for the Incremental Tranche B Term Loan (or original issue discount in respect thereof).

(k)           Establishment of an Incremental Tranche C Term Loan or Other Incremental Term Loan.  Subject to Section 2.01(g), the Borrower may increase the size of the Tranche C Term Loan or establish another incremental term loan under the Incremental Loan Facilities (collectively, the “Incremental Tranche C Term Loan”), provided that:

(i)            lenders providing commitments for the Incremental Tranche C Term Loan must be reasonably acceptable to the Administrative Agent;

(ii)           lenders providing commitments for the Incremental Tranche C Term Loan pursuant to this Section 2.01(k) will provide a Incremental Tranche C Term Loan Joinder Agreement or other agreement reasonably acceptable to the Administrative Agent;

(iii)          additional commitments established for the Incremental Tranche C Term Loan will be in a minimum principal amount of $150 million and integral multiples of $50 million in excess thereof;

(iv)          the Incremental Tranche C Term Loan will have a final maturity date that is co-terminus with or later than the final maturity date for the Tranche B Term Loan and an average-life-to-maturity from the date of issuance that is not earlier than the average-life-to-maturity from the date of issuance of the Tranche B Term Loan; and

(v)           in the case of an increase in the amount of the Tranche C Term Loan or other incremental term loan after the first principal amortization payment date, adjustments will be made to scheduled principal amortization payments provided hereunder, as appropriate, to give effect thereto such that the interest of the Lenders in payments of principal, interest and other amounts will be made on the same basis as for the underlying Tranche C Term Loan or incremental term loan, as appropriate, and provided that principal amortization payments made to holders of the Tranche C Term Loan or other incremental term loan, as appropriate, will be not less than that which would have been payable prior to giving effect to any such Incremental Loan Facility.

2.5          Section 2.02(e) is amended to read as follows:

(a)           After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to the Revolving Loans, five (5) Interest Periods with respect to the Tranche A Term Loan, five (5) Interest Periods with respect to the Tranche B Term Loan, five (5) Interest Periods with respect to the Tranche C Term Loan and the number of Interest Periods provided in the Incremental Loan Joinder Agreement with respect to any other term loan established under the Incremental Loan Facilities (or five (5) Interest Periods, if none are provided therein).

3.             Conditions Precedent.  This Amendment shall become effective upon prior or simultaneous satisfaction of the following conditions:

(a)           receipt by the Administrative Agent of executed copies of this Amendment from the Required Lenders and the Administrative Agent;

(b)           receipt by the Administrative Agent of executed copies of the signature pages to this Amendment from the Credit Parties;

(c)           receipt by the Administrative Agent of favorable opinions of Weil, Gotshal & Manges LLP, legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, dated as of the date of this Amendment, and in form and substance satisfactory to the Administrative Agent and the Required Lenders;

(d)           receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)            copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the date of this Amendment, unless a Responsible Officer of such Credit Party certifies in a certificate that the Organization Documents previously delivered to the Administrative Agent in connection with the Credit Agreement have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;

(ii)           incumbency certificates identifying the Responsible Officers of the Credit Parties who are authorized to execute this Amendment and related documents and to act on the Credit Parties’ behalf in connection with this Agreement and the Credit Documents, unless a Responsible Officer of such Credit Party certifies in a certificate that the incumbency certificates previously delivered to the Administrative Agent in connection with the Credit Agreement have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof.

(iii)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and

(iv)          such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, and in good standing in its state of organization or formation;

(e)           payment of an amendment fee, for the benefit of each Lender consenting to this Amendment, in an amount equal to ten basis points (0.10%) of the aggregate principal amount of each Lender’s Revolving Commitment and the outstanding aggregate principal amount of its portion of the Tranche A Term Loan and Tranche B Term Loan (but excluding the Tranche C Term Loan) and all other fees and expenses (including all reasonable fees, expenses and disbursements of Moore & Van Allen PLLC) due in connection herewith, which fees shall be deemed fully earned and due and payable on the effective date of this Amendment.

4.             Effectiveness of Amendment.  Upon satisfaction of the condition precedent set forth in Section 3 hereof, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.

5.             Representations and Warranties; Defaults.  Each Credit Party affirms the following:

(a)           all necessary action by the Credit Parties to authorize the execution, delivery and performance of this Amendment has been taken;

(b)           after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period); and

(c)           after giving effect to this Amendment, no Default or Event of Default shall exist.

6.             Full Force and Effect.  Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

7.             Affirmation of Liens and Security Interests.  The Credit Parties hereby affirm the liens and security interests created and granted in the Credit Documents and agree that this Amendment is not intended to, nor shall it, adversely affect or impair such liens and security interests in any manner.

8.             Expenses.  The Credit Parties agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

9.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

10.          Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	DIRECTV HOLDINGS LLC,
a Delaware limited liability company

By:
Name:
Title:

GUARANTORS:	DIRECTV FINANCING CO., INC.,
a Delaware corporation

By:
Name:
Title:

DIRECTV ENTERPRISES, LLC,
a Delaware limited liability company

By:
Name:
Title:

DIRECTV CUSTOMER SERVICES, INC.,
a Delaware corporation

By:
Name:
Title:

DIRECTV HOME SERVICES, LLC,
a Delaware limited liability company

By:
Name:
Title:

DIRECTV, INC.,
a California corporation

By:
Name:
Title:

DIRECTV HOLDINGS LLC

AMENDMENT NO. 1

DIRECTV MERCHANDISING, INC.,
a Delaware corporation

By:
Name:
Title:

DIRECTV OPERATIONS, LLC,
a California limited liability company

By:
Name:
Title:

DIRECTV PROGRAMMING HOLDINGS I, INC.,
a Delaware corporation

By:
Name:
Title:

DIRECTV PROGRAMMING HOLDINGS II, INC.,
a Delaware corporation

By:
Name:
Title:

LABC PRODUCTIONS, LLC,
a California limited liability corporation

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

LENDERS:	LENDERS’ SIGNATURE PAGES ON FILE
WITH THE ADMINISTRATIVE AGENT